UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): October 22, 2012

SKY DIGITAL STORES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52293	83-0463005
(State or other jurisdiction	Commission	(IRS Employer
of incorporation)	file number	Identification No.)

#8/F, South Block, Resouces Tech Building
1 Song Ping Shan Road,
High-Tech Industrial Park,
Nanshan District,
Shenzhen, China 518057

(Address of principal executive offices)

Registrant’s telephone number, including area code: 86 755 82718088

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Director

On October 22, 2012, Mr. Johnny Cherk-Wah Chan resigned as a director of SKY Digital Stores Corp. (the “Company”), effective immediately. There were no disagreements between Mr. Chan and the Company or any officer or director of the Company that led to Mr. Chan’s resignation.

On October 26, 2012, Mr. Euclid C. Wong resigned as a director of the Company, effective October 31, 2012. There were no disagreements between Mr. Wong and the Company or any officer or director of the Company that led to Mr. Wong’s resignation.

Item 8.01	Other Events.

On September 1, 2011, the company appointed Dr. Christos Vlachos and Mr. Bin Wang as independent directors of the company for a period of one year each. Those periods expired on August 31, 2012, and each of Dr. Vlachos and Mr. Wang ceased to be directors at that time. With the resignation of Mr. Chan and Mr. Wong and the expiration of Dr. Vlachos’ and Mr. Wang’s terms, the Board of Directors of the company now consists only of Mr. Lin Xiangfeng, and the Company has no immediate plan to replace any of the former directors. Mr. Evans Cheung will serve as the Company’s Board Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY Digital Stores Corp.

Date: October 26, 2012	By:	/s/ Lin Xiangfeng
Lin Xiangfeng
Chief Executive Officer
(Principal Executive Officer)

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